UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: October 12, 2017

(Date of earliest event reported)

Corvus Gold Inc. (Exact Name of Registrant as Specified in Charter)

British Columbia, Canada (State or Other Jurisdiction of Incorporation)	000-55447 (Commission File Number)	98-0668473 (IRS Employer Identification No.)

Suite 1750, 700 West Pender Street Vancouver, British Columbia Canada (Address of principal executive offices)	N/A (Zip Code)

Registrant’s telephone number, including area code:   (604) 638-3246

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.02 Unregistered Sale of Equity Securities.

On November 29, 2017, Corvus Gold Inc. (the “Company”) issued 25,000 common shares in the capital of the Company. The common shares were issued as consideration pursuant to the Company’s Mining Lease and Option to Purchase Agreement dated December 1, 2007, as extended pursuant to a letter agreement dated January 15, 2016 and executed November 22, 2017 (the “MLO Agreement”) related to the Company’s Mayflower Property. The common shares were issued as payment under the terms of the MLO Agreement for the continuation of such agreement for deemed consideration of Cdn$0.50 per share. The common shares were issued pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof and Rule 506(b) of Regulation D thereunder based on the representations of the investors made to the Company in the MLO Agreement.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 12, 2017, the Company entered into an Amendment to Consulting Agreement (the “Amendment”) amending the Consulting Agreement dated June 1, 2011 by and between the Company, Blue Pegasus Consulting and Peggy Wu, regarding Ms. Wu’s services to the Company as Chief Financial Officer (the “Consulting Agreement”). The Amendment added change of control provisions to the Consulting Agreement as follows:

If, within six (6) months of a Change of Control, (A) the Company terminates the Consulting Agreement for any reason other than for cause, as set forth in Section 9.1(a) of the Consulting Agreement, or (B) the consultant terminates the Consulting Agreement as a result of a material breach of the agreement by the Company, then the Company shall pay consultant two (2) times consultant’s annual base fees and payments.

For purposes of the Consulting Agreement, “Change in Control” means the consummation of any of the following transactions effecting a change in ownership or control of the Company: (i) a merger, consolidation or reorganization, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly, and in substantially the same proportion, by the persons who beneficially owned the Company’s outstanding voting securities immediately prior to such transaction; or (ii) any transfer, sale or other disposition of all or substantially all of the Company’s assets; or (iii) the acquisition, directly or indirectly, by any person or related group of persons (other than the Company or a person that directly or indirectly, controls, is controlled by, or is under common control with, the Company), of beneficial ownership (within the meaning of applicable Canadian securities laws and/or Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a take-over bid, tender or exchange offer made directly to the Company’s stockholders that the Board does not recommend such stockholders to accept. In no event, however, shall a Change in Control be deemed to occur in connection with (i) a merger of the Company, the sole purpose of which is to change the domicile of the Company, or (ii) any public offering of Common Stock, the primary purpose of which is to raise capital.

The foregoing description of the material terms of the Amendment is qualified in its entirety by the Amendment which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Exhibits.

Exhibit	Description

10.1	Amendment to Consulting Agreement dated October 12, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORVUS GOLD INC.

DATE: December 8, 2017	By:	/s/ Jeffrey A. Pontius
Jeffrey A. Pontius
President & Chief Executive Officer